EXHIBIT 5


November 7, 2000



Adatom.com, Inc.
920 Hillview Court, Suite 160
Milpitas, CA  95035


             RE: Adatom.com, Inc. Registration Statement on Form S-3
                          (333-48630), filed 10/25/00


Ladies and Gentlemen:

         We have acted as counsel to Adatom.com, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 5,399,995 shares (the "Shares") of the Company's common stock, $.01 par value per share.

         As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform to the originals,
(iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, and (iv) that the Shares will be issued pursuant to the conversion terms of the Company's Series B Convertible Preferred Stock or pursuant to the terms of the warrants referred to in the Registration Statement. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts.

         Based solely upon the foregoing, it is our opinion that the Shares to be sold by the selling securityholders as described in the Registration Statement will be validly issued, fully paid and non-assessable.

         We are admitted to the Bar of the State of California, and we express no opinion with respect to the laws of any jurisdiction other than the Delaware
General   Corporation  Law  and  the  applicable   provisions  of  the  Delaware
Constitution and reported judicial decisions interpreting these laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                Sincerely yours,

                     McCUTCHEN, DOYLE, BROWN & ENERSEN, LLP



                                            By: /s/ HENRY D. EVANS, JR.
                                                -----------------------
                                                    Henry D. Evans, Jr.
                                                    A Member of the Firm